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                                                                    EXHIBIT 99.3

                                 ELECTION FORM

THIS ELECTION FORM ALLOWS A HOLDER OF CLASS A COMMON STOCK OF TAJ MAHAL HOLDING
CORP. TO ELECT TO RECEIVE CASH CONSIDERATION RATHER THAN STOCK CONSIDERATION IN
CONNECTION WITH THE MERGER OF THCR MERGER CORP., A WHOLLY OWNED SUBSIDIARY OF
TRUMP HOTELS & CASINO RESORTS, INC., WITH AND INTO TAJ MAHAL HOLDING CORP.

       This Election Form is submitted in connection with the proposed merger
(the "Merger") of THCR Merger Corp. ("Merger Sub"), a wholly owned subsidiary of
Trump Hotels & Casino Resorts, Inc. ("THCR"), with and into Taj Mahal Holding
Corp. ("Taj Holding").  This Election Form permits each holder of Class A Common
Stock (or the beneficial owner through appropriate and customary documentation and instructions), par value $.01 per share, of Taj Holding (the "Class A Common
Stock") to elect to receive, for each of their shares of Class A Common Stock, either (i) $30.00 in cash ("Cash Consideration") or (ii) that number of fully paid and nonassessable shares of Common Stock, par value $.01 per share, of THCR
(the "THCR Common Stock") equal to the result obtained by dividing $30.00 by the Market Value ("Stock Consideration" and, collectively with Cash Consideration,
"Merger Consideration"). Market Value is defined as the average of the high and low per share sales prices on the New York Stock Exchange of a share of THCR
Common Stock on a random selection of ten trading days within the fifteen trading day period ending five trading days immediately preceding the Effective
Time (as defined in the Agreement and Plan of Merger, as amended, dated as of January 31, 1996, by and among Taj Holding, THCR and Merger Sub (the "Merger
Agreement")), of the Merger.

       TO ELECT TO RECEIVE CASH CONSIDERATION RATHER THAN STOCK CONSIDERATION,
THIS ELECTION FORM MUST BE PROPERLY COMPLETED AND SENT TO CONTINENTAL STOCK
TRANSFER & TRUST COMPANY (THE "EXCHANGE AGENT") AT THE ADDRESSES LISTED BELOW ON
OR BEFORE 5:00 P.M. ON APRIL 10, 1996 (the "Election Deadline").  Any Election
Form may be revoked prior to the Election Deadline by submitting a new Election
Form to the Exchange Agent.  HOLDERS OF CLASS A COMMON STOCK WHO DO NOT SUBMIT
THIS ELECTION FORM OR WHO SUBMIT AN ELECTION FORM THAT IS NOT PROPERLY COMPLETED
WILL RECEIVE STOCK CONSIDERATION IN CONNECTION WITH THE MERGER. The determination of the Exchange Agent shall be binding and conclusive as to whether or not the Election Form has been properly or timely submitted or revoked. None of the Exchange Agent, THCR, Taj Holding or Merger Sub shall be under any obligation to notify any person of any defect in an Election Form or the revocation thereof.


     To:  Continental Stock Transfer & Trust Company, Exchange Agent

     By mail, by overnight courier and by hand:

               Reorg. Department
               2 Broadway
               19th Floor
               New York, NY  10004

     By Facsimile:       Confirm by telephone to:
     (212) 509-5152      (212) 509-4000, ext. 226

DELIVERY OF THIS ELECTION FORM TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT
CONSTITUTE VALID DELIVERY.
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  PLEASE MAKE YOUR ELECTION BY PROPERLY FILLING IN THE INFORMATION REQUESTED
                                    BELOW.

EACH HOLDER OF CLASS A COMMON STOCK MUST ELECT EITHER STOCK CONSIDERATION OR
                                               ------                     --
CASH CONSIDERATION.  PLEASE MARK ONE OF THE FOLLOWING BOXES, INDICATING THE TYPE
OF CONSIDERATION YOU ELECT TO RECEIVE IN CONNECTION WITH THE MERGER:

     STOCK CONSIDERATION [_]                  CASH CONSIDERATION [_]


     DO NOT SEND YOUR STOCK CERTIFICATE(S) WITH THIS ELECTION FORM.  If the
        ---
Merger is effected, the Exchange Agent will mail to each holder of shares of
Class A Common Stock (other than Dissenting Shares (as defined in the Merger
Agreement)) (i) a letter of transmittal and (ii) instructions to effect the surrender of the certificates evidencing shares of Class A Common Stock in exchange for Merger Consideration.

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
                                                       DESCRIPTION OF SHARES
                                            (ATTACH SEPARATE SIGNED LIST IF NECESSARY)
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    NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                     Certificate Numbers                 Number of Shares
   (If shares are held in Street Name, please print                                                          Evidenced by
   the firm's name, address and DTC Participant Number)                                                      Certificates
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

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

                                              THIS ELECTION FORM MUST BE SIGNED HERE

  The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this
Election Form. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Exchange Agent, THCR or Taj Holding to be necessary or desirable to complete the election.
SIGN HERE:                                                                         SIGNATURE GUARANTEE
________________________________________________
                                                                      (Complete Only If Required--See Instructions.)
________________________________________________
           (Signature of holder(s))                               Note: A notarization by a notary public is not acceptable.
Names(s):
________________________________________________                           FOR USE BY ELIGIBLE INSTITUTIONS ONLY

________________________________________________                         PLACE MEDALLION GUARANTEE IN SPACE BELOW
                (Please Print)

________________________________________________
        (Area Code and Telephone Number)

Dated:_____________________________                               --------------------------------------------------------------
  Must be signed by registered holder(s) exactly as
name(s) appear(s) on stock certificate(s) or by person(s)
authorized to become registered holder(s) by certificates
and documents transmitted herewith.  If the signature is
by attorney, executor, administrator, trustee or guardian
or others acting in a fiduciary capacity, set forth full title and see Instructions.

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                                 INSTRUCTIONS

  1. Signatures on Election Form; Stock Powers and Endorsements. If this Election Form is signed by the registered holder(s) of the shares of Class A Common Stock, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing such shares of Class A Common Stock.

  If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory toTHCR or Taj Holding of such person's authority so to act must be submitted.

  2. Guarantee of Signatures. Except as otherwise provided, all signatures on this Election Form must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program (each, an "Eligible Institution"). No signature guarantee is required on this Election Form if this Election Form is signed by the registered holder(s) of the shares of Class A Common Stock to which the Election Form relates.